EXHIBIT 99.2

Q1 2020 Earnings Call May 7, 2020

Legal Disclaimer

This presentation contains forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements contained in this presentation include, but are not limited to, statements about: (i) the potential impact of the Coronavirus on our business and results of operations; (ii) growth of the wind energy market and our addressable market; (iii) the potential impact of the increasing prevalence of auction-based tenders in the wind energy market and increased competition from solar energy on our gross margins and overall financial performance; (iv) our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow, and ability to achieve or maintain profitability; (v) changes in domestic or international government or regulatory policy, including without limitation, changes in trade policy; (vi) the sufficiency of our cash and cash equivalents to meet our liquidity needs; (vii) our ability to attract and retain customers for our products, and to optimize product pricing; (viii) our ability to effectively manage our growth strategy and future expenses, including our startup and transition costs; (ix) competition from other wind blade and wind blade turbine manufacturers; (x) the discovery of defects in our products and our ability to estimate the future cost of warranty campaigns and product recalls; (xi) our ability to successfully expand in our existing wind energy markets and into new international wind energy markets, including our ability to expand our field service inspection and repair services in wind energy markets; (xii) our ability to successfully open new manufacturing facilities and expand existing facilities on time and on budget; (xiii) the impact of the accelerated pace of new product and wind blade model introductions on our business and our results of operations; (xiv) our ability to successfully expand our transportation business and execute upon our strategy of entering new markets outside of wind energy; (xv) worldwide economic conditions and their impact on customer demand; (xvi) our ability to maintain, protect and enhance our intellectual property; (xvii) our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products; (xviii) the attraction and retention of qualified employees and key personnel; (xix) our ability to maintain good working relationships with our employees, and avoid labor disruptions, strikes and other disputes with labor unions that represent certain of our employees; (xx) our ability to procure adequate supplies of raw materials and components to fulfill our wind blade volume commitments to our customers and (xxi) the potential impact of one or more of our customers becoming bankrupt or insolvent, or experiencing other financial problems.

These forward-looking statements are only predictions. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events. Further information on the factors, risks and uncertainties that could affect our financial results and the forward-looking statements in this presentation are included in our filings with the Securities and Exchange Commission and will be included in subsequent periodic and current reports we make with the Securities and Exchange Commission from time to time, including in our Annual Report on Form 10-K for the year ended December 31, 2019.

The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this presentation. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

This presentation includes unaudited non-GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus any share-based compensation expense, any realized gains or losses from foreign currency remeasurement, any realized gains or losses on the sale of assets and asset impairments and restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See the Appendix for the reconciliations of certain non-GAAP financial measures to the comparable GAAP measures.

This presentation also contains estimates and other information concerning our industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

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Q1 2020 Earnings Call Agenda • Q1 2020 Highlights • COVID - 19 Response • Q1 2020 Financial Highlights • Wrap Up • Q&A • Appendix – Non - GAAP Information 3 May 7, 2020

May 7, 2020 Q1 2020 Highlights

Q1 2020 Highlights

- Operating results and year-over-year comparisons to 2019:
  - Net sales were up 19.0% to $356.6 million for the quarter
  - Net loss for the quarter was $0.5 million compared to a net loss of $12.1 million
  - Adjusted EBITDA for the quarter was $1.3 million or 0.4% of net sales down 60 bps
- Bill Siwek will become President and CEO effective May 20, 2020 and Steve Lockard will transition to Chairman of the Board
- First annual ESG Report published
- Awarded contract to build production tooling supporting a new passenger electric vehicle platform
- Started blade production in India on time and under budget with an experienced wind blade team

Net Sales and Adjusted EBITDA ($ in millions)



$400
$200
$0
$300
$357
$3
$1
1Q19
1Q20
1Q19
1Q20

	1Q19	1Q20
Sets invoiced	662	738
Est. MW	1,861	2,329
Dedicated lines (1)	54	52
Lines installed (2)	49	52
Utilization (3)	64%	70%

(1) Number of wind blade manufacturing lines dedicated to our customers under long-term supply agreements at the end of the period.
(2) Number of wind blade manufacturing lines installed that are either in operation, startup or transition at the end of the period.
(3) Represents the percentage of wind blades invoiced during the period compared to the total potential wind blade capacity of manufacturing lines installed at the end of the period.

tpi
Q1 2020 Earnings Call
May 7, 2020 | 5

Q1 2020 Earnings Call COVID - 19 Priorities 6 May 7, 2020 1. The health and safety of our associates and their families as well as the communities in which they live – Implement practices that meet or exceed CDC and WHO COVID - 19 guidelines globally – Coordinating with state, local and federal governments on restart of our operations that have been temporarily suspended – Providing education and reinforcement of safe behaviors and providing PPE to our associates and their families for use at home as well as to front - line healthcare workers 2. Focus on operating imperatives and mitigating negative impacts to our operations – Our customers are still requesting that we provide as much volume this year as safely as possible – demand remains strong – Continue to drive ESG vision 3. Secure financial stability through careful management of liquidity – Shifting non - essential CAPEX timing to the right – Continuing our focus on managing the cash conversion cycle – $188 million in total liquidity at May 1 st

Q1 2020 Earnings Call TPI Operating Imperatives 7 May 7, 2020 • Relentless focus on operational excellence • Turn speed into a competitive advantage – cut transition and startup time in half • Continue to advance our composites technology • Partner more deeply with our customers • Reduce and balance cost of transitions with our customers • Apply scale to expand material capacity, continuity of supply, and drive cost down • Continue to build and develop world class team • Drive ESG vision

Q1 2020 Earnings Call Business and Wind Market Update • Supply Chain – no material impact to date, but risk around balance of year • Wind Market – 2020 reduced installations are expected to be made up in 2021 according to BNEF – our demand remains strong 8 May 7, 2020 back to full operation ongoing limited production back to full operation temporary shutdown ongoing limited production restarting production full operation

Q1 2020 Earnings Call Existing Contracts Provide for ~$5.0 Billion in Potential Revenue through 2023 Long - term Supply Agreements (1) Long - term supply agreements provide for estimated minimum aggregate volume commitments from our customers of approximately $ 2.5 billion and encourage our customers to purchase additional volume up to, in the aggregate, an estimated total potential revenue of approximately $5.0 billion through the end of 2023 Note: Our contracts with certain of our customers are subject to termination or reduction on short notice, generally with substantial penalties, and contain l iqu idated damages provisions, which may require us to make unanticipated payments to our customers or our customers to make payments to us. (1) As of May 7, 2020. The chart depicts the term of the longest contract in each location ; Iowa blade contract expires at the end of 2020; does not include 2 lines under an agreement for 2020 in China. 2020 2021 2022 2023 China India U.S. Mexico Turkey May 7, 2020 9

May 7, 2020 Q1 2020 Financial Highlights 10

Key Income Statement and Performance Indicator Data (1)

(unaudited)

Key Income Statement Data	Three Months Ended March 31,				Change
(in thousands, except per share data)		2020		2019	%
Net sales	$	356,636	$	299,780	19.0%
Cost of sales	$	348,475	$	283,038	23.1%
Startup and transition costs	$	12,034	$	18,178	-33.8%
Total cost of goods sold	$	360,509	$	301,216	19.7%
Gross loss	$	(3,873)	$	(1,436)	-169.7%
General and administrative expenses	$	9,496	$	7,985	18.9%
Realized loss on sale of assets and asset impairments	$	1,918	$	2,235	-14.2%
Net loss	$	(492)	$	(12,104)	95.9%
Weighted-average common shares outstanding (diluted):		35,213		34,906	
Net loss per common share (diluted):	$	(0.01)	$	(0.35)	
Non-GAAP Metrics					
Adjusted EBITDA (1)	$	1,296	$	2,925	-55.7%
Adjusted EBITDA margin		*0.4%*		*1.0%*	*-60 bps*

Key Performance Indicators (KPIs)	2020	2019	Change
Sets Invoiced	738	662	*76*
Estimated Megawatts	2,329	1,861	*468*
Utilization	70%	64%	*600 bps*
Dedicated Wind Blade Manufacturing Lines	52	54	*2 lines*
Wind Blade Manufacturing Lines Installed	52	49	*3 lines*

Key Highlights

- Net sales of wind blades increased by 21.4%
- 10.8% increase in the number of wind blades produced year over year
- Q1 2020 revenue was negatively impacted by approximately $38 million associated with the temporary production suspensions in China due to COVID-19
- Adj. EBITDA was negatively impacted by approximately $11 million associated with the production volume lost and other costs related to COVID-19.

(1) See Appendix for reconciliations of non-GAAP financial data

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Q1 2020 Earnings Call Key Balance Sheet and Cash Flow Data (1) (unaudited) 12 May 7, 2020 (1) See Appendix for reconciliations of non - GAAP financial data Key Highlights • Maintained a net leverage ratio of less than 2 • Continued to push out capital expenditures • Focus remains on our cash conversion cycle Balance Sheet March 31, December 31, ($ in thousands) 2020 2019 Cash and cash equivalents 109,473$ 70,282$ Accounts receivable 127,354$ 184,012$ Contract assets 192,109$ 166,515$ Operating lease right of use assets 170,381$ 122,351$ Total operating lease liabilities - current and noncurrent 180,560$ 130,512$ Accounts payable and accrued expenses 275,695$ 293,104$ Total debt - current and noncurrent, net 206,174$ 141,389$ Net debt (1) (97,499)$ (71,779)$ Cash Flow ($ in thousands) 2020 2019 Net cash provided by (used in) operating activities 2,568$ (12,091)$ Capital expenditures 26,983$ 18,709$ Free cash flow (1) (24,415)$ (30,800)$ Three Months Ended March 31,

Q1 2020 Earnings Call Liquidity as of May 1 st (unaudited) 13 May 7, 2020 • Cash and cash equivalents of approximately $154 million • Total availability under various debt facilities was approximately $34 million • Total liquidity of approximately $188 million

May 7, 2020 Wrap Up

Q1 2020 Earnings Call Wrap Up 15 May 7, 2020 • COVID - 19 Response – First priority is the health and safety of our associates and their families as well as the communities in which they live – Focus on operating imperatives – Mitigate financial impacts • Our overall mission remains unchanged – Establishing 18GW of global wind blade capacity over the next few years to drive $2 billion of annual wind revenue along with $500 million of annual transportation revenue and achieve double digit Adjusted EBITDA levels

May 7, 2020 Q&A

May 7, 2020 Appendix – Non - GAAP Information 17 This presentation includes unaudited non - GAAP financial measures including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus any share - based compensation expense, any realized gains or losses from foreign currency remeasurement, any realized gains or losses on the sale of assets and asset impairments and restructuring charges. We define net cash (debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non - GAAP measures when we believe that the additional information is useful and meaningful to investors. Non - GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non - GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See below for a reconciliation of certain non - GAAP financial measures to the comparable GAAP measures.

Q1 2020 Earnings Call Net loss is reconciled to EBITDA and adjusted EBITDA as follows: Net debt is reconciled as follows: Free cash flow is reconciled as follows: ($ in thousands) 2020 2019 Net cash provided by (used in) operating activities 2,568$ (12,091)$ Less capital expenditures (26,983) (18,709) Free cash flow (24,415)$ (30,800)$ Three Months Ended March 31, March 31, December 31, March 31, ($ in thousands) 2020 2019 2019 Cash and cash equivalents 109,473$ 70,282$ 78,319$ Less total debt, net of debt issuance costs (206,174) (141,389) (159,438) Less debt issuance costs (798) (672) (827) Net debt (97,499)$ (71,779)$ (81,946)$ Non - GAAP Reconciliations (unaudited) May 7, 2020 18 ($ in thousands) 2020 2019 Net loss (492)$ (12,104)$ Adjustments: Depreciation and amortization 11,028 10,659 Interest expense (net of interest income) 1,771 1,948 Income tax benefit (15,028) (4,600) EBITDA (2,721) (4,097) Share-based compensation expense 2,942 985 Realized (gain) loss on foreign currency remeasurement (960) 3,802 Realized loss on sale of assets and asset impairments 1,918 2,235 Restructuring charges, net 117 - Adjusted EBITDA 1,296$ 2,925$ Three Months Ended March 31,